Exhibit 99.1

Monster Worldwide Provides Update on Stock Option Grant Practices

New York, September 19, 2006 — Monster Worldwide, Inc. (NASDAQ: MNST) today announced that the Company’s Board of Directors has suspended its senior vice president, general counsel and secretary Myron Olesnyckyj, effective immediately, pending the results of the ongoing review of the Company’s historical stock option grant practices.

As disclosed on June 12, 2006, a committee of independent directors, with the assistance of independent legal counsel, is conducting the internal review.  On July 11, Monster Worldwide announced that the Company believes it may need to restate its financial statements for the year ended December 31, 2005 and prior years to record additional non-cash charges for stock based compensation expense relating to various stock option grants.  The Company expects that a restatement, while very likely, would not have a material impact on 2006 earnings.

About Monster Worldwide

Founded in 1967, Monster Worldwide, Inc. is the parent company of Monster®, the leading global online careers property.  Headquartered in New York with approximately 4,200 employees in 36 countries, Monster Worldwide (NASDAQ: MNST) is a member of the S&P 500 Index and NASDAQ-100. More information about Monster Worldwide is available at www.monsterworldwide.com.

Special Note: Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding Monster Worldwide, Inc.’s strategic direction, prospects and future results. Certain factors, including factors outside of Monster Worldwide’s control, may cause actual results to differ materially from those contained in the forward- looking statements, including economic and other conditions in the markets in which Monster Worldwide operates, risks associated with acquisitions, competition, seasonality and the other risks discussed in Monster Worldwide’s Form 10-K and other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

Contact:

Robert Jones
Monster Worldwide
(212) 351-7032
robert.jones@monsterworldwide.com

Kathryn Burns
Monster Worldwide
(212) 351-7063
kathryn.burns@monsterworldwide.com

Christian Harper
Weber Shandwick
(212) 445-8135
charper@webershandwick.com